Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements, as amended, on Form S-8 (No. 333-82563, 333-83206, 333-68438, 333-68460, 333-132388, 333-143574) of White Mountains Insurance Group, Ltd. of our report dated February 28, 2012 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers
New York, New York
February 28, 2012